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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form SB-2, Registration Statement No. 333-104553, on Form S-2 of our report dated March 25, 2005, relating to the financial statements of MicroIslet, Inc. appearing in the Annual Report on Form 10-KSB of MicroIslet, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
San Diego, California
April 22, 2005